Exhibit 10.02

AMENDED AND RESTATED

ORACLE CORPORATION

EMPLOYEE STOCK PURCHASE PLAN (1992)

(as amended and restated on October 1, 2009)

The following constitute the provisions of the Amended and Restated Oracle Corporation Employee Stock Purchase Plan (1992), which was originally adopted on August 24, 1992, and was amended and restated on March 22, 2002, February 8, 2005 and October 1, 2009. This version of the Plan is effective on and after October 1, 2009. For Offering Periods under the Plan ending on or before September 30, 2009, refer to the version of the Plan as in effect for the applicable Offering Period.

1. PURPOSE

This Plan is established to provide employees of the Company with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of Oracle that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. In addition, this Plan document authorizes the grant of options under a non-423 plan which do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Company designed to achieve desired tax or other objectives in particular locations outside the United States. The term “Plan” used herein applies to both the Section 423 plan and the non-423 plan.

2. DEFINITIONS

(a)	“Affiliate” means (i) any Subsidiary and (ii) any other entity in which the Company has an equity interest.

(b)	“Board” means the Board of Directors of Oracle or committees appointed by such Board.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” means the Common Stock, $0.01 par value, of Oracle.

(e)	“Company” means, together, Oracle, Participating Subsidiaries and Participating Affiliates.

(f)	“Compensation” means all base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions.

(g)	“Employee” means any person, including an officer, who is customarily employed for more than twenty (20) hours per week and more than five (5) months in a calendar year by the Company. In the case of individuals who perform services for the Company in jurisdictions in which local law prohibits the Company from discriminating in its granting of benefits on the basis of number of hours worked, the determination of who is an employee shall be made without regard to the number of hours worked.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)	“Exercise Date” means the last day of each Offering Period of the Plan.

(j)	“New Exercise Date” has the meaning set forth in Section 18 hereof.

(k)	“1987 Plan” means Oracle’s Employee Stock Purchase Plan (1987), as amended.

(m)	“Offering Date” means the first day of each Offering Period of the Plan.

(n)	“Offering Period” has the meaning set forth in Section 4 hereof.

(o)	“Oracle” means Oracle Corporation, a Delaware corporation.

(p)	“Participating Affiliate” means any Affiliate designated from time to time by the Board whose employees are eligible to participate in the Plan for purposes of the grant of options that do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Board designed to achieve desired tax or other objectives in particular locations outside the United States.

(q)	“Participating Subsidiaries” means any Subsidiary which has not been excluded by the Board in its sole discretion as eligible to participate in the Plan.

(r)	“Plan” means this Employee Stock Purchase Plan.

(s)	“Reserves” has the meaning set forth in Section 18 hereof.

(t)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor provision.

(u)	“Section 16(b)” means Section 16(b) of the Exchange Act, or any successor provision.

(v)	“Subsidiary” means any corporation (other than Oracle) in an unbroken chain of corporations beginning with Oracle if, at the time of granting options under the Plan, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. ELIGIBILITY

(a) Any Employee who shall be employed by the Company on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code, without regard to paragraph (4) of that section.

(b) Unless expressly excluded from participation in the Plan by the Board, any eligible employee of any Participating Subsidiary is eligible to participate in the Plan. Any eligible employee of any Participating Affiliate so designated by the Board is also eligible to participate in the Plan. Any such exclusions or designations by the Board will comply with Section 16.

(c) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Oracle or of any Subsidiary of Oracle, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of Oracle and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

4. OFFERING PERIODS

The Plan shall be implemented by two offerings during each year of the Plan, commencing on or about October 1 and April 1 of each year, or as otherwise determined by the Board, and continuing thereafter for a period of six (6) months (each, an “Offering Period”). The first Offering Period under the Plan shall commence on October 1, 1992. The Board shall have the power to change the duration of Offering Periods (both before and after any such Offering Period has commenced) with respect to future offerings without stockholder approval. In no event, however, will any such Offering Period be longer than twenty-seven (27) months.

5. PARTICIPATION

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (or by following an electronic or other enrollment process as prescribed by the

Board) and filing it no later than the first day of an applicable Offering Period (or such earlier time as may be set by the Company’s employee stock services department for administrative purposes) with (i) the Company’s employee stock services department for eligible Employees employed by Oracle or (ii) the officer of the applicable Participating Subsidiary or Participating Affiliate responsible for administering the Plan on Oracle’s behalf for eligible Employees employed by any such Participating Subsidiary or Participating Affiliate. Subscription agreements filed by the participants under the 1987 Plan may be used to satisfy the subscription agreement requirements of the Plan. Once an Employee becomes a participant in the Plan, such Employee will automatically participate in successive Offering Periods until such time as such Employee withdraws from the Plan, and is not required to file any additional subscription amendments for subsequent Offering Periods to continue participation in the Plan.

(b) Payroll deductions for a participant shall commence on the first payday following the Offering Date and shall end on the last payday before the Exercise Date of the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 or unless payroll deductions are determined by the Board to not be feasible in countries outside the United States.

6. PAYROLL DEDUCTIONS

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not exceeding any whole number percentage up to ten percent (10%) (or such greater percentage, as specified by the Board) of the Compensation which he or she receives on each payday during the Offering Period. If the Board determines that payroll deductions are not feasible in a particular country outside the United States, the Board may permit an eligible Employee to participate in the Plan by an alternative means, such as by check; however, the percentage of Compensation available for contributions must comply with the first sentence of this Section 6(a).

(b) No interest shall be paid or credited to the participant with respect to such payroll deductions except where required by local law as determined by the Board.

(c) All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account, except as authorized by the Board in countries where payroll deductions are determined by the Board to not be feasible.

(d) Unless otherwise specified by the Board, payroll deductions made with respect to Employees paid in currencies other than U.S. dollars shall be accumulated in local (non-U.S.) currency and converted to U.S. dollars as of the Exercise Date.

(e) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing and filing with the Company a new authorization for payroll deduction; provided that the Board may limit the number of times during any Offering Period that a participant may so increase or decrease such participant’s deductions. The change in rate shall be effective on the later of (i) fifteen (15) days after the Company’s receipt of the new authorization, or (ii) the first payday after the Company’s receipt of the new authorization.

(f) Notwithstanding the foregoing, an Employee’s payroll deductions (and/or direct contributions, if applicable) shall be decreased down to 0% during any Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code. Any other provision of the Plan notwithstanding, no participant shall purchase shares of Common Stock under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company with an aggregate fair market value (measured as of the applicable Offering Date) in excess of $25,000, as determined in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(g) The limitation set forth in Section 6(f) may be adjusted by the Board in its discretion to the extent necessary to comply with Section 423 of the Code.

(h) In the event payroll deductions are decreased pursuant to Section 6(f) hereof, payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10. At any time, the Company may withhold from the participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

7. GRANT OF OPTION

(a) On the Offering Date of each Offering Period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions or contributions to be accumulated during such Offering Period by ninety-five percent (95%) of the fair market value of a share of Common Stock on the Exercise Date, provided that the number of shares subject to the option will be limited to 200% of the number of shares determined by dividing the amount accumulated in the employees’ payroll deductions/contribution account by 95% of the fair market value of a share of Common Stock on the Offering Date, subject to the limitations set forth in Sections 3(b) and 11 hereof. The fair market value of a share of Common Stock shall be determined as provided in Section 7(b) hereof.

(b) The option price per share of the shares offered in a given Offering Period shall be 95% of the fair market value of a share of the Common Stock on the Exercise Date. The fair market value of Common Stock on a given date shall be the closing price from the previous day’s trading on the Nasdaq National Market.

8. EXERCISE OPTION

Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions or contributions in his or her account. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY

(a) As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange for the electronic delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Offering Period under the Plan which is insufficient to purchase a full share of Common Stock, will be refunded, without interest, to him or her as soon as practicable. The Board also may return cash remaining in each participant’s payroll deduction or contribution account if a purchase of shares will not occur because the Board determines such purchase is not feasible or that the conditions for the issuance of shares have not been met.

(b) In the event that insufficient shares of Common Stock are available under the Plan for delivery to all participants in an Offering Period for shares of Common Stock representing a full allocation of all payroll deductions or contributions for such Offering Period, the Board, in its discretion, may authorize either (i) the delivery of shares of Common Stock representing a pro rata allocation of the shares remaining available for distribution and the return of cash remaining in each participant’s payroll deduction account in accordance with Section 9(c), or (ii) an increase in the number of shares that may be issued under the Plan subject to stockholder approval, and, in such event, the option price applicable to such shares shall be for purposes of Section 7(b) the option price for such Offering Period, and the Company shall deliver to participants such shares as set forth in Sections 7, 8, and 9, after approval of the stockholders of Oracle has been obtained in accordance with Section 21. If the stockholders of Oracle vote against any such proposed increase, Oracle shall make a pro rata allocation of the shares available for distribution and return cash remaining in each participant’s payroll deduction or contribution account, without interest unless required by local law as determined by the Board.

(c) In the event of a pro rata allocation of shares in accordance with Section 9(b), the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and, at the discretion of the Board, shall terminate or reduce payroll deductions before the Exercise Date if the Board has determined that insufficient shares are available for a full allocation. Any cash remaining in a participant’s payroll deduction/contribution account due to an insufficient number of shares remaining in the Plan for distribution to all participating Employees shall be returned to him or her as soon as administratively feasible.

10. WITHDRAWAL: TERMINATION OF EMPLOYMENT

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by returning to the Company an enrollment form indicating such withdrawal prior to the fifteenth (15th) day of the last month of the Offering Period. If such form is received by the Company before such date, all of the participant’s payroll deductions credited to his or her account will be refunded, without interest (except where required by local law as determined by the Board), to him or her as soon as practicable, his or her option for the then current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If such form is received by the Company after such date, the participant’s payroll deductions credited to his or her account will be used to purchase stock on the next Exercise Date and his or her participation will end at the beginning of the next Offering Period.

(b) In the event that a participant’s employment terminates for any reason (including death, disability, or retirement), or if a participant becomes ineligible to participate in the Plan, in either case, on or prior to the fifteenth (15th) day of the last month of an Offering Period, the payroll deductions credited to his or her account will be returned promptly and without interest (except where required by local law as determined by the Board) to him or her or, in the case of his or her death, to the executor or administrator of the estate of the participant, and his or her option will be automatically terminated. In the event that a participant’s employment terminates for any reason or a participant becomes ineligible to participate in the Plan after such date, the participant’s payroll deductions credited to his or her account will be used to purchase stock on the Exercise Date for that Offering Period and his or her participation will end at the beginning of the next Offering Period.

(c) In the event an Employee fails to remain an Employee during the entire Offering Period, other than as set forth in Section 10(d) below, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her promptly and without interest (except where required by local law as determined by the Board) and his or her option will be automatically terminated.

(d) In the event that an Employee takes an unpaid leave of absence, his or her payroll deductions shall automatically cease (and no additional contributions to the Plan may be made unless participation is required by local law while on unpaid leave); any amounts remaining in his or her payroll deduction account shall be used to purchase stock on the next Exercise Date. Paid leaves of absence shall have no effect an Employee’s participation in the Plan.

(e) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period, or in any similar plan period, which may hereafter be adopted by the Company.

(f) The Board may specify a date prior to each Exercise Date, which date will be no more than thirty (30) days prior to such Exercise Date, after which a participant may not withdraw for any reason.

11. STOCK

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 405,000,000 shares (plus any shares available under the 1987 Plan as of September 30, 1992) subject to adjustment upon changes in capitalization of Oracle as provided in Section 18.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

12. ADMINISTRATION

(a) The Plan shall be administered by the Board or a committee appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Board’s discretionary authority under the Plan shall include, without limitation, the authority to (i) change the Offering Periods, (ii) limit the frequency and/or number of changes in the amount withheld during Offering Periods, (iii) establish the exchange ratio applicable to amounts withheld in a currency other than United States dollars, (iv) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, (v) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and (vi) establish such other limitations or procedures as the Board determines in its sole discretion advisable. Every finding, decision and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by Subsection (b) of this Section 12. All references in this Plan to the Board shall mean the committee(s) appointed by the Board, if any.

(b) Notwithstanding the provisions of Subsection (a) of this Section 12, in the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, and the Board determines that compliance with such provisions is reasonable, the Plan (or, if permitted by Rule 16b-3, transactions in the Plan by persons who are subject to Section 16(b)) shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan (or, if permitted by Rule 16b-3, transactions in the Plan by persons who are subject to Section 16(b)) shall be afforded to any committee or person that is not “disinterested” as such term is defined in Rule 16b-3.

13. TRANSFERABILITY

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

14. USE OF FUNDS

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions unless required by local law.

15. REPORTS

Individual accounts will be maintained for each participant in the Plan. Statements of account will be available at the Plan broker to participating Employees as soon as practicable following the Exercise Date, which statements will set forth the amounts of payroll deductions/contributions, the number of shares purchased, the per share purchase price and the remaining cash balance, if any.

16. EQUAL RIGHTS AND PRIVILEGES

All eligible Employees participating in the Code Section 423 plan shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which, is intended to be part of the Code Section 423 plan and is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 16 shall take precedence over all other provisions in the Plan with respect to the Section 423 plan, but shall not prevent the grant of options under a non-423 plan which do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Board designed to achieve desired tax or other objectives in particular locations outside the United States as described in Section 23 herein.

17. APPLICABLE LAW

The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE

(a) Subject to any required action by the stockholders of Oracle, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan, but have not yet been placed under option (collectively, the “Reserves”) as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination or reclassification of the Common Stock, or the payment of a dividend payable in shares of Oracle’s capital stock (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Oracle; provided, however, that conversion of any convertible securities of Oracle shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by Oracle of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event Oracle effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b) In the event of the proposed dissolution or liquidation of Oracle, the Offering Period will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Board, and the Company shall return to each participant, to the extent permitted by law, any amounts without interest (unless required by local law as determined by the Board) remaining in his or her payroll deduction account.

(c) In the event of a proposed sale of all or substantially all of the assets of Oracle, or the merger of Oracle with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution to shorten an Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option (including for purposes of determining the option price per share under Section 7(b)) has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock as a result of the sale of assets or merger.

19. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Board may at any time and for any reason terminate, suspend or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18, no amendment may make any change in any option previously granted which adversely affects the rights of any participant without the consent of the participant, except to the extent as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Code Section 423 or to comply with any applicable law, regulation or rule.

20. NOTICES

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. STOCKHOLDER APPROVAL

The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of Oracle. If stockholder approval of the Plan is not obtained prior to the Exercise Date for the first Offering Period under the Plan, all options previously granted under the Plan shall terminate on the Exercise Date and all amounts accrued in each participant’s account shall be refunded promptly, without interest, to each participant. Whenever stockholder approval is sought under the Plan, either for its initial approval or for a subsequent amendment, it may be obtained in any manner permitted by applicable corporate law. If stockholder approval is required under the Code for an amendment to the Plan adopted or proposed to be adopted by the Board, such stockholder approval shall be obtained in any manner and within the time periods required by the Code. The Board, in its discretion, also may obtain stockholder approval for any amendment to the Plan adopted by or proposed to be adopted by the Board to the extent desirable to maintain compliance with Rule 16b-3.

22. CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. RULES FOR FOREIGN JURISDICTIONS

(a) Notwithstanding any provision to the contrary in this Plan, the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding the definition of Compensation, handling of payroll deductions, making of contributions to the Plan in forms other than payroll deductions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and delivery of shares which vary with local requirements.

(b) The Board may also adopt rules, procedures or sub-plans applicable to particular Participating Subsidiaries or Participating Affiliates or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 11 and 21, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Code Section 423, such sub-plans shall be considered part of the non-423 Plan, and the options granted thereunder shall not be considered to comply with Section 423.